EXHIBIT 3.2

                            AMERICAN RIVER BANKSHARES

               UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

                               AMENDMENT TO BYLAWS



The undersigned, constituting all member of the Board of Directors of American River Bankshares (the "Corporation"), a corporation duly organized and existing under the laws of the state of California, so hereby consent to the following corporate action, subject to Section 603 of the California Code and pursuant to
Section 3.13 of Bylaws of this Corporation, and having the same force and effect as unanimous action taken at a duly notice and called meeting of the Board of Directors.


WHEREAS, the Board of Directors deemed it to be in the best interests of the Corporation and its Shareholders to amend Article One of the Corporation's Articles of Incorporation to change the name of the Corporation from American River Holdings to American River Bankshares in order to align the Corporation's name more closely with its business focus on financial services; and

WHEREAS, the Board of Directors of the Corporation approved and adopted a resolution amending the Article One of the Articles of Incorporation changing the name of the Corporation to American River Bankshares on April 21, 2004; and

WHEREAS, the Shareholders of the Corporation approved the resolution by a total number of 3,375,418 shares to amend the Corporation's Articles of Incorporation changing the name of the Corporation to American River Bankshares at the Annual Meeting of Shareholders held May 20, 2004; and

WHEREAS, the Certificate of Approval of Name Change of the Corporation to American River Bankshares was formally endorsed and filed with the Secretary of State and with the Department of Financial Institutions on May 20, 2004; and

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

WHEREAS, Article VII, section 7.1, provides that the Board of Directors may adopt, amend, or repeal the Bylaws, be it hereby

RESOLVED, that the Board of Directors has determined that it is in the best interests of the Corporation to amend the Corporations Bylaws to effect the name change to American River Bankshares to coincide with the Articles of Incorporation.

This unanimous consent may be executed in one or more counterparts, all of which taken together shall constitute the same consent and when signed by all of the Directors of the Corporation, maybe certified as having been unanimously adopted by the Board of Directors of the Corporation as of the execution date. This written consent shall be filed in the Minute Book of the Corporation and become a part of the records of this corporation.



/s/ AMADOR S. BUSTOS    Dated: 7/30/04           /s/ WILLIAM A. ROBOTHAM     Dated: 8/02/04
-----------------------        -------------     -------------------------          -------
Amador S. Bustos                                 William A. Robotham


/s/ CHARLES D. FITE     Dated: July 30, 2004     /s/ DAVID T. TABER          Dated: 7/30/04
-----------------------        -------------     -------------------------          -------
Charles D. Fite                                  David T. Taber


/s/ ROBERT J. FOX       Dated: 7/31/04           /s/ ROGER J. TAYLOR         Dated: 8/04/04
-----------------------        -------------     -------------------------          -------
Robert J. Fox                                    Roger J. Taylor, D.D.S


/s/ S.J. GALLINA        Dated: 7-30-04           /s/ STEPHEN H. WAKS         Dated: 7-30-04
-----------------------        -------------     -------------------------          -------
Sam J. Gallina                                   Stephen H. Waks, Esq.


                                                 /s/ MICHAEL A. ZIEGLER      Dated: 7/31/04
                                                 -------------------------          -------
                                                 Michael A. Ziegler

                 AMENDMENT OF BYLAWS FIXING NUMBER OF DIRECTORS



WHEREAS, Article III, Section 3.2, provides for the authorized number of directors of the corporation of not less than eight (8) nor more than fifteen
(15); and

WHEREAS, Article III, Section 3.2, provides that the exact number of directors shall be fixed from time to time within the range specified by resolution adopted by the Board;

RESOLVED, that the Board of Directors of American River Holdings hereby adopts this resolution to fix the number of directors at nine (9) until changed by a resolution duly adopted by the Board, as specified in Article III, Section 3.2.

                                     BYLAWS

                                       OF

                             AMERICAN RIVER HOLDINGS

                                    ARTICLE I

                                     OFFICES

SECTION 1.1. PRINCIPAL OFFICE. The principal executive office of the corporation is hereby located at such place as the board of directors (the "board") shall determine. The board is hereby granted full power and authority to change said principal executive office from one location to another.

SECTION 1.2. OTHER OFFICES. Other business offices may, at any time, be established by the board at such other places as it deems appropriate.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

SECTION 2.1. PLACE OF MEETINGS. Meetings of shareholders may be held at such place within or outside the state of California designated by the board. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

SECTION 2.2. ANNUAL MEETING. The annual meeting of shareholders shall be held for the election of directors on a date and at a time designated by the board. The date so designated shall be within fifteen (15) months after the last annual meeting. At such meeting, directors shall be elected, and any other proper business within the power of the shareholders may be transacted.

SECTION 2.3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the board, the chairperson of the board, the president, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. If a special meeting is called by any person or persons other than the board, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or by registered mail to the chairperson of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after receipt of the request. If the notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board may be held.

SECTION 2.4. NOTICE OF MEETINGS. Written notice, in accordance with Section 2.5 of this Article II, of each annual or special meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the board for election.

If action is proposed to be taken at any meeting for approval of (a) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, as amended (the "Code"), (b) an amendment of the articles of incorporation, pursuant to Section 902 of the Code, (c) a reorganization of the corporation, pursuant to Section 1201 of the Code, (d) a voluntary dissolution of the corporation, pursuant to
Section 1900 of the Code, or (e) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall also state the general nature of that proposal.

SECTION 2.5. MANNER OF GIVING NOTICE. Notice of a shareholders' meeting shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office or if published at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication. An affidavit of mailing or other means of giving any notice in accordance with the above provisions, executed by the secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of the notice.

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

If any notice addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders.

SECTION 2.6. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

SECTION 2.7. ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy at the meeting, but in the absence of a quorum (except as provided in Section 2.6 of this Article II) no other business may be transacted at such meeting.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, when any shareholders' meeting is adjourned for more than 45 days from the date set for the original meeting, or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

SECTION 2.8. VOTING. The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 2.9 of this Article II.

Voting of shares of the corporation shall in all cases be subject to the provisions of Sections 700 through 711, inclusive, of the Code.

The shareholders' vote may be by voice or ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal (other than the election of directors), but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or by the articles of incorporation.

Subject to the following sentence and the provisions of Section 708 of the Code, every shareholder entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless such candidate's or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting and prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected, shall be elected. Votes against the director and votes withheld shall have no legal effect.

SECTION 2.9. RECORD DATE. The board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or to receive payment of any dividend or other distribution, or allotment of any rights, or to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A record date for a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting. The board shall fix a new record date if the meeting is adjourned for more than 45 days.

If no record date is fixed by the board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice of the meeting is given or, if notice is waived, the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than as set forth in this Section 2.9 or Section 2.11 of this
Article II shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

SECTION 2.10. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, who was not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes of the meeting, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of this Article II, the waiver of notice, consent or approval shall state the general nature of the proposal.

SECTION 2.11. ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Subject to Section 603 of the Code, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of the outstanding shares, or their proxies, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records; provided, however, that (1) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous consent shall be given, as provided by Section 603(b) of the Code, and (2) in the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that subject to applicable law, a director may be elected at any time to fill a vacancy on the board that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. Any written consent may be revoked by a writing received by the secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

Unless a record date for voting purposes be fixed as provided in Section 2.9 of this Article II, the record date for determining shareholders entitled to give consent pursuant to this Section 2.11, when no prior action by the board has been taken, shall be the day on which the first written consent is given.

SECTION 2.12. PROXIES. Every person entitled to vote shares or execute written consents has the right to do so either in person or by one or more persons authorized by a written proxy executed and dated by such shareholder and filed with the secretary of the corporation prior to the convening of any meeting of the shareholders at which any such proxy is to be used or prior to the use of such written consent. A validly executed proxy which does not state that it is irrevocable continues in full force and effect unless: (1) revoked by the person executing it prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting of shareholders, by attendance at such meeting and voting in person by the person executing the proxy; or (2) written notice of the death or incapacity of the maker of the proxy is received by the corporation before the vote pursuant thereto is counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy.

SECTION 2.13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the board may appoint any persons other than nominees for office as inspectors of election to act at such meeting and any adjournment thereof. If no inspectors of election are so appointed, or if any persons so appointed fail to appear or refuse to act, the chairperson of any such meeting may, and on the request of any shareholder or shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present shall determine whether one (1) or three (3) inspectors are to be appointed.

The duties of such inspectors shall be as prescribed by Section 707(b) of the Code and shall include: determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity and the effect of

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

proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

SECTION 2.14. CONDUCT OF MEETINGS. The president shall preside at all meetings of the shareholders and shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The presiding officer's rulings on procedural matters shall be conclusive and binding on all shareholders, unless at the time of ruling a request for a vote is made to the shareholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders. Without limiting the generality of the foregoing, the presiding officer shall have all the powers usually vested in the presiding officer of a meeting of shareholders.

                                   ARTICLE III

                                    DIRECTORS

SECTION 3.1. POWERS. Subject to the provisions of the Code and any limitations in the articles of incorporation and these bylaws relating to actions required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board. The board may delegate the management of the day-to-day operations of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the board shall have the following powers in addition to the other powers enumerated in these bylaws:

(a) to select and remove all the other officers, agents and employees of the corporation, prescribe any qualifications, powers and duties for them that are consistent with law, the articles of incorporation or these bylaws, fix their compensation, and require from them security for faithful service;

(b) to conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the articles of incorporation or these bylaws, as they may deem best;

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

(c) to adopt, make and use a corporate seal, to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best;

(d) to authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful;

(e) to borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory and capital notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor and any agreements pertaining thereto;

(f) to prescribe the manner in which and the person or persons by whom any or all of the checks, drafts, notes, contracts and other corporate instruments shall be executed;

(g) to appoint and designate, by resolution adopted by a majority of the authorized number of directors, one or more committees, each consisting of two or more directors, including the appointment of alternate members of any committee who may replace any absent member at any meeting of the committee; and

(h) generally, to do and perform every act or thing whatever that may pertain to or be authorized by the board of directors of a corporation incorporated under the laws of this state.

SECTION 3.2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment of the articles of incorporation or by a bylaw amending this Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the range specified in the articles of incorporation or in this Section 3.2: (i) by a resolution duly adopted by the board; (ii) by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote; or (iii) by approval of the shareholders (as defined in Section 153 of the Code.

SECTION 3.3. NOMINATIONS OF DIRECTORS. Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the

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

president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

A copy of the preceding paragraph shall be set forth in the notice to shareholders of any meeting at which directors are to be elected.

SECTION 3.4. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders, but if any annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

SECTION 3.5. VACANCIES. Vacancies on the board, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified. A vacancy on the board created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of all of the outstanding shares.

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

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective upon giving written notice to the chairperson of the board, the president, secretary, or the board, unless the notice specifies a later time for the effectiveness of such resignation. If the board accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

A vacancy or vacancies on the board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

SECTION 3.6. PLACE OF MEETINGS. Regular or special meetings of the board shall be held at any place within or outside the state of California which has been designated in the notice of meeting or if there is no notice, at the principal executive office of the corporation, or at a place designated by resolution of the board or by the written consent of the board. Any regular or special meeting is valid wherever held if held upon written consent of all members of the board given either before or after the meeting and filed with the secretary of the corporation.

SECTION 3.7. REGULAR MEETINGS. Immediately following each annual meeting of shareholders, the board shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

Other regular meetings of the board shall be held without notice either on the third Wednesday of each month at the hour of 7:00 p.m., or at such different date and time as the board may from time to time fix by resolution; provided, however, should said day fall upon a legal holiday observed by the corporation at its principal executive office, then said meeting shall be held at the same time and place on the next succeeding full business day of the corporation. Call and notice of all regular meetings of the board are hereby dispensed with.

SECTION 3.8. SPECIAL MEETINGS. Special meetings of the board for any purpose or purposes may be called at any time by the chairperson of the board, the president, any vice president, the secretary or by any two directors.

Special meetings of the board shall be held upon four days' written notice by mail or 48 hours' notice delivered personally or by telephone, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at the director's address as shown upon the records of the corporation or as given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. Such notice may, but need not, specify the purpose of the meeting, or the place if the meeting is to be held at the principal executive office of the corporation.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means or by facsimile transmission, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient whom the person giving the notice has reason to believe will promptly communicate it to the recipient.

SECTION 3.9. QUORUM. A majority of the authorized number of directors constitutes a quorum of the board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board, unless a greater number be required by the articles of incorporation and subject to the provisions of
Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest) and Section 317(e) of the Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

SECTION 3.10. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the board may participate in a meeting through use of a conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one

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

another. Participation in a meeting pursuant to this Section 3.10 constitutes presence in person at such meeting.

SECTION 3.11. WAIVER OF NOTICE. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes of the meeting, whether before or after the meeting, or who attends the meeting without protesting, before the meeting or at its commencement, the lack of notice to such director. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 3.12. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

SECTION 3.13. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the board may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same effect as a unanimous vote of the board.

SECTION 3.14. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the board. This Section 3.14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

SECTION 3.15. RIGHTS OF INSPECTION. Every director of the corporation shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

SECTION 3.16. REMOVAL OF DIRECTOR WITHOUT CAUSE. Any or all of the directors of the corporation may be removed without cause if the removal is approved by the outstanding shares, subject to the following:

(a) Except if the corporation has a classified board, no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if

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

     voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

(b) When by the provisions of the articles the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

(c) When the corporation has a classified board, a director may not be removed if the votes cast against removal of the director, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

SECTION 3.17. REMOVAL OF DIRECTORS BY SHAREHOLDER'S SUIT. The superior court of the proper county may, at the suit of the shareholders holding at least 10 percent of the number of outstanding shares of any class, remove from office any director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation and may bar from reelection any director so removed for a period prescribed by the court. The corporation shall be made a party to such action.

                                   ARTICLE IV

                                    OFFICERS

SECTION 4.1. OFFICERS. The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board, a chairperson of the board, a vice chairperson of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant financial officers and such other officers as may be elected or appointed in accordance with the provisions of Section 4.3 of this Article IV. One person may hold two or more offices, except those of president and secretary.

SECTION 4.2. APPOINTMENT. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 or Section
4.5 of this Article IV, shall be chosen by, and shall serve at the pleasure of, the board, and shall hold their respective offices until their resignation,

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removal or other disqualification from service, or until their respective successors shall be appointed, subject to the rights, if any, of an officer under any contract of employment.

SECTION 4.3. SUBORDINATE OFFICERS. The board may appoint, or may empower the president to appoint, such other officers as the business of the corporation may require, each to hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the board may from time to time determine.

SECTION 4.4. REMOVAL AND RESIGNATION. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board at any time, or, except in the case of an officer chosen by the board, by any officer upon whom such power of removal may be conferred by the board.

Any officer may resign at any time by giving written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointment to such office.

SECTION 4.6. CHAIRPERSON. The chairperson of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board and exercise and perform such other powers and duties as may be assigned from time to time by the board.

SECTION 4.7. VICE CHAIRPERSON. The vice chairperson of the board, if there shall be such an officer, shall, in the absence of the chairperson of the board, preside at all meetings of the board and exercise and perform such other powers and duties as may be assigned from time to time by the board.

SECTION 4.8. PRESIDENT. Subject to such powers, if any, as may be given by the board to the chairperson of the board, if there shall be such an officer, the president is the general manager and chief executive officer of the corporation and has, subject to the control of the board, general supervision, direction and control of the business and affairs of the corporation. The president shall preside at all meetings of the shareholders and in the absence of both the chairperson of the board and the vice chairperson, or if there be none, at all meetings of the board. The president has the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation and such other powers and duties as may be prescribed by the board.

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SECTION 4.9. VICE PRESIDENT. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board or, if not ranked, the vice president designated by the board, shall perform all the duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the bylaws, the board, the president or the chairperson of the board.

SECTION 4.10. SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board may order, a book of minutes of all meetings of shareholders, the board and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice or waivers of notice thereof given, the names of those present at the board and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, a copy of the bylaws of the corporation at the principal executive office or business office in accordance with Section 213 of the Code. The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, if one is appointed, a record of its shareholders, or a duplicate record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

The secretary shall give, or cause to be given, notice of all the meetings of the shareholders, of the board and of any committees thereof required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board.

SECTION 4.11. ASSISTANT SECRETARY. The assistant secretary or the assistant secretaries, in the order of their seniority, shall, in the absence or disability of the secretary, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the secretary and shall have such additional powers and discharge such duties as may be assigned from time to time by the president or by the board.

SECTION 4.12. CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the properties and financial and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports that by law or these bylaws are required to be sent to them. The books of

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account shall at all times be open to inspection by any director of the corporation.

The chief financial officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board, shall render to the president and directors, whenever they request it, an account of all transactions engaged in as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board.

SECTION 4.13. ASSISTANT FINANCIAL OFFICER. The assistant financial officer or the assistant financial officers, in the order of their seniority, shall, in the absence or disability of the chief financial officer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the chief financial officer, and shall have such additional powers and discharge such duties as may be assigned from time to time by the president or by the board.

SECTION 4.14. SALARIES. The salaries of the officers shall be fixed from time to time by the board and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

SECTION 4.15. OFFICERS HOLDING MORE THAN ONE OFFICE. Any two or more offices, except those of president and secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

SECTION 4.16. INABILITY TO ACT. In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his or her place, the board may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

                                    ARTICLE V

                                 INDEMNIFICATION

SECTION 5.1. DEFINITIONS. For use in this Article V, certain terms are defined as follows:

(a) "Agent": A director, officer, employee or agent of the corporation or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise (including service with respect to employee benefit plans and service on creditors' committees with respect to any proceeding under

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     the Bankruptcy Code, assignment for the benefit of creditors or other liquidation of assets of a debtor of the corporation), or a person who was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation.

(b) "Loss": All expenses, liabilities, and losses including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article.

(c) "Proceeding": Any threatened, pending or completed action, suit or proceeding including any and all appeals, whether civil, criminal, administrative or investigative.

SECTION 5.2. RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise) in any Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an Agent, is entitled to indemnification. Agent shall be indemnified and held harmless by the corporation to the fullest extent authorized by law. The right to indemnification conferred in this Article V shall be a contract right. It is the corporation's intention that these bylaws provide indemnification in excess of that expressly permitted by Section 317 of the Code, as authorized by the corporation's articles of incorporation.

SECTION 5.3. AUTHORITY TO ADVANCE EXPENSES. The right to indemnification provided in Section 5.2 of these bylaws shall include the right to be paid, in advance of a Proceeding's final disposition, expenses incurred in defending that Proceeding, PROVIDED, HOWEVER, that if required by the California General Corporation Law, as amended, the payment of expenses in advance of the final disposition of the Proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of the Agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized under this Article V or otherwise. The Agent's obligation to reimburse the corporation for advances shall be unsecured and no interest shall be charged thereon.

SECTION 5.4. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 5.2 or
5.3 of these bylaws is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time there-after bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses (including attorneys' fees) of prosecuting such claim. It shall be a defense

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to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition) that the claimant has not met the standards of conduct that make it permissible under the California General Corporation Law for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that the indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not already met the applicable standard of conduct.

SECTION 5.5. PROVISIONS NONEXCLUSIVE. The rights conferred on any person by this
Article V shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the articles of incorporation, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the articles of incorporation, agreement, or vote of the shareholders or disinterested directors is inconsistent with these bylaws, the provision, agreement, or vote shall take precedence.

SECTION 5.6. AUTHORITY TO INSURE. The corporation may purchase and maintain insurance to protect itself and any Agent against any Loss asserted against or incurred by such person, whether or not the corporation would have the power to indemnify the Agent against such Loss under applicable law or the provisions of this Article V. If the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317 of the Code.

SECTION 5.7. SURVIVAL OF RIGHTS. The rights provided by this Article V shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

SECTION 5.8. SETTLEMENT OF CLAIMS. The corporation shall not be liable to indemnify any Agent under this Article V: (a) for any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award, if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

SECTION 5.9. EFFECT OF AMENDMENT. Any amendment, repeal or modification of

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this Article V shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal or modification.

SECTION 5.10. SUBROGATION. Upon payment under this Article V, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

SECTION 5.11. NO DUPLICATION OF PAYMENTS. The corporation shall not be liable under this Article V to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote or otherwise) of the amounts otherwise indemnifiable hereunder.

                                   ARTICLE VI

                                OTHER PROVISIONS

SECTION 6.1.  INSPECTION OF CORPORATE RECORDS.

(a) A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of the outstanding voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to do either or both of the following:

     (i) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days' prior written demand upon the corporation; or

     (ii) obtain from the transfer agent, if any, for the corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled, or as of a date specified by the shareholder subsequent to the date of demand. The corporation shall have a responsibility to cause the transfer agent to comply with this Section 6.1;

(b) The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust

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

     certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate. A written demand for such inspection shall be accompanied by a statement in reasonable detail of the purpose of the inspection.

(c) The accounting books and records and minutes of proceedings of the shareholders and the board and committees of the board shall be open to inspection upon written demand on the corporation by any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interest as a shareholder or as a holder of such voting trust certificate. The right of inspection created by this Section 6.1(c) shall extend to the records of each subsidiary of the corporation. A written demand for such inspection shall be accompanied by a statement in reasonable detail of the purpose of the inspection.

(d) Any inspection and copying under this Section 6.1 may be made in person or by agent or attorney.

SECTION 6.2. INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office in California the original or a copy of these bylaws as amended to date, which shall be open to inspection by shareholders at all reasonable times during office hours.

SECTION 6.3. EXECUTION OF DOCUMENTS, CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, initial transaction statement or written statement, conveyance or other instrument in writing and any assignment or endorsement thereof executed or entered into between the corporation and any other person, when signed by the chairperson of the board, the president or any vice president and the secretary, any assistant secretary, the chief financial officer or any assistant financial officer of the corporation, or when stamped with a facsimile signature of such appropriate officers in the case of share certificates, shall be valid and binding upon the corporation in the absence of actual knowledge on the part of the other person that the signing officers did not have authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the board, and unless so authorized by the board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

SECTION 6.4. CERTIFICATES OF STOCK. Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairperson or the vice chairperson of the board or the president or a vice president and by the secretary or an assistant secretary or the chief financial

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

officer or an assistant financial officer, certifying the number of shares and the class or series of shares owned by the shareholder. The signatures on the certificates may be facsimile signatures. If any officer, transfer agent or registrar who has signed a certificate or whose facsimile signature has been placed upon the certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Except as provided in this Section 6.4, no new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time. The board may, however, in case any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Prior to the due presentment for registration of transfer in the stock transfer book of the corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the state of California.

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SECTION 6.5. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The president or any other officer or officers authorized by the board or the president are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares or other securities of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.

SECTION 6.6. SEAL. The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed the word "Incorporated" and the date of its incorporation.

SECTION 6.7. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of January and end on the 31st day of December of each year.

SECTION 6.8. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Code and the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

SECTION 6.9. BYLAW PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause or phrase of these bylaws which, upon being construed in the manner provided in this
Section 6.9, shall be contrary to or inconsistent with any applicable provision of the Code or other applicable laws of the state of California or of the United States shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these bylaws, it being hereby declared that these bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

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                                   ARTICLE VII

                                   AMENDMENTS

SECTION 7.1. AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation and provided also that a bylaw reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3 percent of the outstanding shares entitled to vote.

SECTION 7.2. AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section 7.1 of this Article VII, bylaws, other than a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa, may be adopted, amended or repealed by the board.

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                            CERTIFICATE OF SECRETARY

          I,   the undersigned, do hereby certify:

          1. That I am the duly elected and acting secretary of American River Holdings, a California corporation; and

          2. That the foregoing Bylaws, comprising 22 pages, constitute the Bylaws of American River Holdings as duly adopted by action of the board of directors of American River Holdings duly taken on, February 15, 1995.



                                       /s/ MARJORIE G. TAYLOR
                                       -------------------------
                                       Marjorie G. Taylor
                                       Secretary


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AMERICAN RIVER HOLDINGS

                                   RESOLUTION
                               AMENDMENT TO BYLAWS

WHEREAS Article III, Section 3.2. provides that the exact number of directors can be fixed from time to time within the range specified in this section, the Board of Directors of American River Holdings hereby adopts this resolution to fix the number of directors to 10 (ten) until changed by an amendment of the articles of incorporation or by a resolution duly adopted by the board, as specified in Article III, Section 3.2.

In witness thereof, the undersigned, Marjorie G. Taylor, Corporate Secretary of American River Holdings, has executed this resolution.




Marjorie G. Taylor
Corporate Secretary
January 21, 1998

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AMERICAN RIVER HOLDINGS

                                   RESOLUTION

                               AMENDMENT TO BYLAWS

WHEREAS Article III, Section 3.2. provides that the exact number of directors can be fixed from time to time within the range specified in this section, the Board of Directors of American River Holdings hereby adops this resolution to fix the number of directors to nine (9) until changed by an amendment of the articles of incorporation or by a resolution duly adopted by the board, as specified in Article III, Section 3.2.

In witness thereof, the undersigned, Marjorie G. Taylor, Corporate Secretary of American River Holdings, has executed this resolution.




Marjorie G. Taylor
Corporate Secretary
January 20, 1999

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                             AMERICAN RIVER HOLDINGS

                             SECRETARY'S CERTIFICATE

1. The undersigned hereby certifies that she is the duly appointed Secretary of American River Holdings and is serving in that capacity in accordance with the Bylaws of the Corporation.

2    The undersigned further certifies that the attached amended Section 3.4 of
     Article III of the bylaws of American River Holdings has been duly adopted and is in full force and effect.


Date:  December 20, 2000               /s/ MARJORIE G. TAYLOR
                                       ----------------------
                                       Marjorie G. Taylor
                                       Secretary, American River Holdings

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

     "SECTION 3.4. ELECTION AND TERM OF OFFICE. The directors shall be elected annually by the shareholders at the annual meeting of the shareholders; provided, that if for any reason, the annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall, except as provided in
Section 3.5, begin immediately after their election and shall continue until their respective successors are elected and qualified. In the event that the authorized number of directors shall be fixed at nine (9) or more, the board of directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of one-third of the directors or as close an approximation as possible. The initial term of office of the directors of Class I shall expire at the annual meeting to be held during fiscal year 2001, the initial term of office of the directors of Class II shall expire at the annual meeting to be held during fiscal year 2002 and the initial term of office of the directors of Class III shall expire at the annual meeting to be held during fiscal year 2003. At each annual meeting, commencing with the annual meeting to be held during fiscal year 2001, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election until his or her successor shall have been duly elected and qualified. In the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9), the board of directors shall be divided into two classes, designated Class I and Class II. Each class shall consist of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified. Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. At such annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

     This Section 3.4 may be amended or repealed only by approval of the board of directors and the outstanding shares (as defined in Section 152 of the California General Corporation Law) voting as a single class, notwithstanding
Section 903 of the California General Corporation Law."

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

                             AMERICAN RIVER HOLDINGS

                             SECRETARY'S CERTIFICATE

1. The undersigned hereby certifies that she is the duly appointed Secretary of American River Holdings and is serving in that capacity in accordance with the Bylaws of the Corporation.

2    The undersigned further certifies that the attached amended Section 2.8 of
     Article II of the bylaws of American River Holdings has been duly adopted and is in full force and effect.


Date:  December 20, 2000               /s/ MARJORIE G. TAYLOR
                                       ----------------------
                                       Marjorie G. Taylor
                                       Secretary, American River Holdings

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

     "SECTION 2.8. VOTING. The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 2.9 of this Article II.

     Voting of shares of the corporation shall in all cases be subject to the provisions of Sections 700 through 711, inclusive, of the Code.

     The shareholders' vote may be by voice or ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal (other than the election of directors), but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or by the articles of incorporation.

     No holder of any class of stock of the corporation shall be entitled to cumulate votes in connection with any election of directors of the corporation.

     In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected, shall be elected. Votes against the director and votes withheld shall have no legal effect."

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

                             AMERICAN RIVER HOLDINGS

                             SECRETARY'S CERTIFICATE



1. The undersigned hereby certifies that she is the duly appointed Secretary of American River Holdings and is serving in that capacity in accordance with the Bylaws of the association.

2. The undersigned further certifies that the attached amended Section 2.2 and 2.12 of Article II of bylaws of American River Holdings have been duly adopted and are in full force.




Date:  January 17, 2001
                                        /s/ MARJORIE G. TAYLOR
                                        -------------------------------
                                        Marjorie G. Taylor
                                        Secretary, American River Holdings

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


      Article II of the Bylaws of American River Holdings is amended as follows:

      1. The title of Section 2.2 of Article II is hereby revised to read "Annual Meetings; Shareholder Proposals."

      2. The following new paragraph is added at the end of Section 2.2:

      "Notice of proposals which shareholders intend to present at any annual meeting of shareholders and wish to be included in the proxy statement of management of the corporation distributed in connection with such annual meeting must be received at the principal executive offices of the corporation not less than 120 days prior to the date on which, during the previous year, management's proxy statement for the previous year's annual meeting was first distributed to shareholders. Any such proposal, and the proponent shareholder, must comply with the eligibility requirements set forth in Rule 14a-8 of the Securities and Exchange Commission."

      3. The following new sentences are added at the end of Section 2.12:

      "The proxy solicited by management for any annual meeting of shareholders shall confer discretionary authority upon management's proxy holders to vote with respect to any shareholder proposal offered at such meeting, the proponent of which has not notified the corporation, within the time period specified by Section 4 of these Bylaws, of his or her intention to present such proposal at the annual meeting. Specific reference to such voting authority shall be made in management's proxy statement for each annual meeting."

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